UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2008

KIT digital, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Sputnik Acquisition

On March 31, 2008, KIT digital, Inc. (the “Company”) entered into Share Purchase Agreements (the “SPA”) with shareholders holding 100% of shares in Sputnik Agency Pty. Ltd., (“Sputnik”) an Australian entity (the “Sellers”). The closing date was initially set for April 30, 2008, (the “Closing Date”) and was extended to May 12, 2008 through amendments to the SPA. The closing took place on May 14, 2008.

Prior to the closing, the Company, through its wholly owned subsidiary in Australia, ROO Broadcasting Limited (“ROO Broadcast”), was a provisional 51% shareholder in Sputnik, with the 51% ownership in Sputnik being subject to the payment of certain earn-out provisions (“Earn-Out Payment”) by ROO Broadcast in order to remain in force.

Pursuant to the terms of the SPA, the Company consummated the original 51% ownership and acquired the remaining 49% interest in the Sputnik by acquiring 490 additional Shares (the “Shares”) from the Sellers. The purchase price for the Shares was US$1,774,056 (the “Purchase Price”), with US$1,023,683 of this total paid in cash and the remainder paid in non-cash transaction as described below.

The Purchase Price was based upon Sputnik not having any Net Liabilities (as defined below) on the Closing Date. The existence of any Net Liabilities by the Company on the date of the Closing would reduce on a dollar-for-dollar basis the Purchase Price. For purposes hereof, “Net Liabilities” means (x) the sum of long term debt, short term debt, accounts payable and contingent liabilities; minus (y) the sum of cash on hand, cash equivalents (including, marketable securities) and accounts receivable. There were no Net Liabilities at Closing.

The Purchase Price was further subject to reduction (but not increased) as follows:

(a)
In the event the Sputnik’s Net Revenue (as defined below), as reported on its audited financials, is less than 90% of Sputnik’s Net Revenue represented to the Company, the Purchase Price would be reduced by an amount equal to the percentage by which such actual Net Revenue is less than the Net Revenue represented to the Company. For purposes hereof, “Net Revenue” means the Sputnik’s gross revenues minus customer rebates, refunds and uncollectible accounts receivable.

(b)
In the event the Company’s Net Assets (as defined below), as reported on the audited financials, are less than 95% of the Company’s Net Assets as represented to the Company, then the Purchase Price would be reduced by the dollar amount of the full reported variance. For purposes hereof, “Net Assets” means the Company’s assets minus the Company’s liabilities.

(a)	All reductions of the Purchase Price are reduced on a dollar-for-dollar basis from the Purchase Price payable with the reduction being applied proportionally between Sellers.

There were no negative fluctuations to the Net Revenues or Net Assets, therefore, there were no adjustments made to the Purchase Price at Closing.

In addition to the Purchase Price, the Earn Out Payment in the amount of US$2,788,793 was paid to the Sellers at Closing, in cash.

From the Purchase Price and the Earn Out Payment in aggregate, the sum of US$282,201 was held back in Escrow against warranties provided by the Sellers in the SPA.

The Company had an outstanding shareholder loan owed to the Company by Reality Group Pty. Ltd., (“Reality”) an Australian entity, in the fully compounded amount of A$964,508, as of February 29, 2008 (“Corporate Loan”). The Company is a 51% shareholder in Reality. In addition, Reality has a loan in the fully compounded amount of A$373,980 as of February 29, 2008 (“Directorial Loan”) owed to Reality by Grant Lee (“Lee”) one of the Sputnik Sellers who is also a shareholder in Reality. Lee agreed to satisfy, as part of the Sputnik Transaction, repayment of the Directorial Loan to the Company and his pro-rata share of the Corporate Loan. The Loans were satisfied through the transaction as follows:

(i)
The sum of US$602,759, from the Purchase Price, payable to Lee for his Shares for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan and 100% of the Directorial Loan on a pro rata basis (the “Lee Payments”).

(ii)	The sum of US$147,614, payable to Mike Bollen for his Shares, for his remaining 49% ownership in Sputnik, was applied dollar-for-dollar against 49% of the Corporate Loan (the “Bollen Payment”).

It was further agreed that if any surplus remained of the Corporate Loan and the Directorial Loan, after the Lee Payments and the Bollen Payment, at the election of Lee and Bollen, respectively, such surplus shall be paid in cash to the relevant party, or used to enhance said party’s equity ownership in Reality by an allocation of shares based on a valuation of Reality to be determined by an independent third party mutually agreed by the Company, Bollen, and Lee and, with the cost of the third-party valuation to be borne by the Company, so long as it is not in excess of US$30,000. This valuation shall be completed within thirty (30) days of the date of the election by Bollen and/or Lee.

Sputnik Sellers Gavin Campion (now the Company’s President), Josie Brown and Nick Cummins were each required, as part of the acquisition, to remain in the employment of Sputnik or the Company by entering into employment agreements (the “Employment Agreements”) pursuant to which each would: (i) receive salary, benefits, options issuance, incentive compensation and termination and severance payments commensurate with similarly situated executives of the Company; (iii) to the extent they own shares of the Company’s common stock, be entitled to the substantially same rights and privileges as the other common stockholders, including the right to participate in a change of control event of the Company and the right to receive any distributions made by the Company ; and (iv) as partial consideration for the Sputnik transaction, agree to IP assignment, non-disclosure, non-compete and non-solicit covenants during the term of his employment and for a period of two years thereafter.

At Closing, the Company paid the Sellers an aggregate of US$3,530,275, net of (i) the US$282,201 held back in Escrow against warranties provided by the Sellers in the SPA and (ii) the US$750,373 in total from the Lee Payments and Bollen Payments to satisfy the Corporate Loan and Directorial Loan.

Kamera Acquisition

On May 20, 2008, the Company entered into a Share Purchase Agreement (“Kamera SPA”) with Kamera Content AB, a Swedish company which is in the business of development, operation and sale of content for mobile and online distribution (“Kamera”). Closing is set for no later than three (3) days after June 30, 2008, or earlier subject solely to completion of the following conditions, either or both of which can be waived at any time by the Company:
A.
the Sellers delivering to the Company the physical share certificates for all the shares in Kamera sold to the Company as per the Kamera SPA (“Sale Shares”) as of June 8, 2008 and at the latest on June 30, 2008;

B.
The Company communicating to Sellers that it has filed a Registration Statement with the U.S. Securities and Exchange Commission ("SEC") with SEC acceptance of Registration Statement, in connection with the Company’s recently completed financing.

The Purchase Price for 100% of the shares in Kamera (the “Total Shares”) is based on a minimum of 90% of the Total Shares tendering for purchase by the Company, and the Kamera SPA provides for an adjustment to the Purchase Price to reflect the number of Sale Shares as a percentage of the Total Shares purchased by the Company at Closing.
The Purchase Price is in the form of a combination of cash and stock consideration as follows—based on a debt-free Kamera and neutral working capital at Kamera at the time of Closing:

Cash Consideration: US$4,500,000 payable at Closing, less (i) US$300,000 plus accrued interest paid by the Company to Kamera previously as an advance against the Cash Consideration, pursuant to a Content Distrubution Agreement signed between Kamera and the Company on March 12, 2008, (ii) a US$500,000 deposit (the “Deposit”) paid into Kamera’s escrow agent on May 19, 2007 as a further advance against the Cash Consideration, (iii) a working capital adjustment based on neutral working capital as of May 18, 2008, and a dollar-for-dollar adjustment for any negative working capital at that date, and (iv) an escrow amount of SEK 900,000 (approximately US$150,000 at writing) to be set aside in the event that any minority shareholder refuses to sell his/her Shares and drag-along provisions under Swedish law need be exercised..

Stock Consideration, subject to performance critera as set forth in a further paragraph below: (a) US$ 1,500,000 equivalent in shares in the Company or its successor (the “KIT Shares”), number determined based on the ten (10) day trailing weighted average market trading price six (6) months from Closing, issued six (6) months from Closing; (b) US$ 1,500,000 equivalent in KIT Shares, number determined based on the twenty (20) day trailing weighted average market trading price thirteen (13) months from Closing, issued thirteen (13) months from Closing; and (c) Subject to the Company achieving certain performance criteria, US$ 3,000,000 equivalent in KIT Shares, number determined based on the twenty (20) day trailing weighted average market trading price twenty-one (21) months from Closing, issued twenty-one (21) months from Closing.

Notwithstanding the above, the Company has the right in its sole discretion to substitute payment in cash as an alternative to the issuance of the KIT Shares. Additionally, if the KIT Shares cease to be listed on a recognized stock exchange (for avoidance of doubt, the NASDAQ OTC market shall constitute a recognized stock exchange), any Stock Consideration still outstanding at such time is to be paid in cash instead of in KIT Shares.

The performance criteria for the allocation of the KIT Shares set forth in (c) of the Stock Consideration paragraph above are the following:
(a) The Parties have determined that particular employees identified in the SPA shall be retained in the continuing operation at least to the following extent: a minimum 75% of the employees in question shall be retained during 12 months from the Closing and a minimum of 65% of these employees be retained during 21 months from the Closing. The Key Personnel will be retained in the employment of the Company for a period of 21 months from Closing; provided that any termination by the Company of the employment of a Key Personnel shall not mean that this criteria has not been met, unless the termination qualifies as a termination based on personal reasons according to the Swedish Employment Protection Act (Sw. personliga skäl enligt lagen om anställningsskydd);
(b) Clients must be retained in any ongoing operations and 80% of Kamera’s existing clients as of April 1, 2008 (“Existing Clients”) must continue as clients through March 31, 2009 and revenue from the Existing Clients must have grown during that 12 month period by more than 10%. However, if revenue growth is more than 10% from the Existing Clients in the 12 months ending March 31, 2009 a correspondingly (number of percentage units by which revenue growth exceeds 10%) lower percentage of client retention is acceptable provided that the client retention is not below 60%;
(c) Clients must be retained in any ongoing operations and 70% of Existing Clients must continue as clients through December 31, 2009 and revenue from these clients must have grown during that 9 month period by more than 8%. However, if revenue growth is more than 8% from Existing Clients as of April 1, 2009 in the 9 months ended December 31, 2009 a correspondingly (number of percentage units by which revenue growth exceeds 8%) lower percentage of client retention is acceptable provided that the client retention is not below 50%; and
(d) The revenue generated through the Company’s mobile business (including the results of the mobile business at Kamera on a pro forma basis) during the 12 months period as from April 1, 2007 up to and including March 31, 2008, which shall be determined prior to Closing, must be at least maintained in the period of twelve months as from April 1, 2008 up to and including March 31 2009 and increased by 10% in the twelve months period from April 1, 2009 up to and including March 31, 2010.

Item 7.01 Regulation FD Disclosure.

On May 22, 2008, the Company issued a press release concerning the Kamera acquisition. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Share Purchase Agreement with Sputnik shareholders.
10.2 99.1	Share Purchase Agreement between KIT Digital, Inc. and the majority shareholders of Kamera Content AB. Press Release dated May 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT digital, Inc.

Date: May 23, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman
Chief Executive Officer